                                                                   EXHIBIT 99.1



News Release
-------------------------------------------------------------------------------
FINAL                                                        Press Department:
                                                                Diana Phillips
                                                               Matthew Weigman
                                                                (212) 606-7176
                                                           Investor Relations:
                                                                 Jennifer Park
                                                                (212) 894-1023


            SOTHEBY'S HOLDINGS, INC. ANNOUNCES FIRST QUARTER RESULTS

   o First Quarter Auction and Related Revenues Increased 55% to $59.1 million

    o Sotheby's Sells the World's Most Expensive Painting at Auction, Pablo Picasso's Garcon a la Pipe, for a Record $104.2 million

   o Sotheby's Leads Impressionist & Modern Art Sales with $314.5 million, up from total of $81.1 million in May 2003

                   o Highest First Quarter Results since 1999


May 10, 2004, New York -- Sotheby's Holdings, Inc. (NYSE: BID; LSE: STBA), the parent company of Sotheby's worldwide auction businesses and art-related financing activities today announced results for the first quarter ended March 31, 2004.

For the quarter ended March 31, 2004, the Company reported auction and related revenues of $59.1 million, compared to $38.1 million in the corresponding period in 2003 for an increase of $21.0 million, or 55%, principally due to the private sale of the Forbes Faberge Collection in February and increased auction commission revenues.

Additionally, in the first quarter of 2004, the Company recognized license fee income of $45.0 million related to a one-time license fee received as consideration for entering into a license agreement with Cendant Corporation in conjunction with the sale of its domestic real estate brokerage business in February. The Company's net income from continuing operations for the first quarter of 2004 was $13.5 million, or $0.22 per diluted share, compared to a net loss from continuing operations for the first quarter of 2003 of ($27.6) million, or ($0.45) per diluted share, due to the increases in revenue discussed above, as well as a significant decrease in restructuring charges and employee retention costs. During the first quarter of 2004, the Company recorded pre-tax charges of $0.9 million, primarily due to antitrust related special charges. During the same period of 2003, the Company recorded pre-tax charges of $10.1 million consisting of net restructuring charges of $5.8 million, employee retention costs of $3.5 million and antitrust related special charges of $0.8 million. Excluding these items, the Company would have recorded adjusted net income from continuing operations of $14.1* million, or $0.23* per diluted share, in the first quarter of 2004, as compared to an adjusted net loss from continuing operations of ($21.2)* million, or ($0.34)* per diluted share, in the prior period.

Excluding the one-time license fee and expense recorded in conjunction with the license agreement with Cendant Corporation, the Company's net loss from continuing operations for the first quarter of 2004 would have been ($14.8)* million, or ($0.24)* per diluted share, compared to a net loss from continuing operations for the first quarter of 2003 of ($27.6) million, or ($0.45) per diluted share. During the first quarter of 2004, the Company recorded pre-tax charges of $0.9 million, primarily from antitrust related special charges. During the same period of 2003, the Company recorded pre-tax charges of $10.1 million, detailed above. Excluding these items and the one-time license fee and expense, the Company would have recorded an adjusted net loss from continuing operations of ($14.2)* million, or ($0.23)* per diluted share, in the first quarter of 2004,



--------
* Non-GAAP financial measure.  See Appendix B.

as compared to an adjusted net loss from continuing operations of ($21.2)* million, or ($0.34)* per diluted share, in the prior period, an improvement of 33%.

Because of the seasonal nature of the art auction market, Auction Sales (hammer price plus buyer's premium) in the first quarter have historically only represented approximately 9% - 13% of annual Auction Sales and the first quarter has historically been a loss period for the Company. As a result, historically, first quarter results have not been indicative of expected full year results.

"We are extremely pleased with our first quarter results, especially since the large improvement over prior years is not only due to the Forbes Faberge sale but also to a solid selling season with auction commission revenues increasing $6.3 million, or 20%, from the prior period." said William F. Ruprecht, President and Chief Executive Officer of Sotheby's Holdings, Inc. "These strong first quarter results have now been followed by an historic first that took place at Sotheby's last week when a painting from the fabled Whitney Collection broke the $100 million barrier at auction for the first time ever."

Second and Third Quarter Sales

History was made at Sotheby's last week with the sale of the Property of the Greentree Foundation from the Collection of Mr. and Mrs. John Hay Whitney when Sotheby's sold the world's most expensive painting at auction, Pablo Picasso's Garcon a la Pipe, for $104.2 million. The price shattered the previous record of $82.5 million by over $20 million and was the first to break the $100 million threshold. Auction records for four other artists were broken that night for Sir Alfred Munnings, Jean-Frederic Bazille, William Blake and Raoul Dufy, with the sale totaling $189.9 million.

The day and evening sales of Impressionist and Modern Art the day after the Greentree Whitney sale brought impressive results as well with a total of $125.0 million, just below the high estimate of $128.8 million. The total surpasses last year's May Impressionist and Modern Art sales total of $81.1 million by 54% which clearly demonstrates the vibrancy of the current market. Eighteen lots sold for over $1 million and Claude Monet's Le Bassin aux Nympheas was the highlight of the evening, bringing $16.8 million, soundly above its high estimate of $12 million. Including the Greentree Whitney sale, the two days of sales led the market by a wide margin with a total of $314.9 million, our highest sales total since May 1990.

In April, Sotheby's held a series of strong sales in Hong Kong. The four days of sales totaled $57.1 million, just under its $59.3 million pre-sale low estimate. The Fine Chinese Paintings sale achieved the record of the highest Chinese Paintings auction total in Sotheby's history with a total of $10.5 million. The Chinese Ceramics and Works of Art sales garnered $25.0 million, surpassing its low estimate of $23.7 million and breaking four auction records, the highlight of which was an Anhua-decorated turquoise glazed dish which broke the record for monochrome porcelain and achieved $1.6 million - double its pre-sale low estimate.

Also in April, Sotheby's held a series of Photography sales in New York totaling $8.7 million, soundly above the high estimate of $6.7 million with two single owner photograph collections selling 100% of lots offered. Another exceptional auction in New York last month was the sale of Russian Art which garnered $8.1 million, also above its high estimate of $7.3 million.

Looking ahead to the upcoming sales in New York, there are a number of exciting auctions on the calendar. Later this week is our series of Contemporary Art sales which is estimated between $62.7 and $87.2 million in total. Highlights include works by Roy Lichtenstein, Ellsworth Kelly, Jasper Johns, Andy Warhol, Cy Twombly, Alexander

Calder, Gerhard Richter, John Currin and Takashi Murakami. Also this month is our American Paintings sale which is estimated between $33.0 and $37.7 million in total and features another seven paintings from the Greentree Foundation's Collection from the Property of Mr. and Mrs. John Hay Whitney. One of the highlights is John Singer Sargent's portrait of Robert Louis Stevenson and His Wife which is considered one of his most daring and modern portraits and is estimated between $5/7 million.

Sotheby's London will also be offering a number of extraordinary paintings later in the season. One of the most magnificent paintings by Sir Joshua Reynolds, A Portrait of Mrs. Baldwin, will be offered for sale in July and is estimated at $5.4-$7.2 million ('L'3-4 million). Another highly anticipated sale is of Johannes Vermeer's Young Woman Seated at the Virginals, which is the first Vermeer to come to auction in more than eighty years. The authorship of the painting had been under question for most of the 20th century but after a decade of research the scholarly community has declared it authentic. This beautiful canvas is being offered at our Old Masters Paintings sale in London on July 7th and is estimated in excess of $5.4 million ('L'3 million).

Our Impressionist Sale in London on June 21st includes a number of wonderful works, among which are a stunning portrait by Pierre-Auguste Renoir of Rapha Maitre, painted in April 1871 and estimated to sell for $10-14 million, a portrait by Amedeo Modigliani, Garcon a la Veste Bleue, estimated at $6/7.6 million and Claude Monet's Nympheas, estimated at $7-10 million.

At the end of June, in Paris, Sotheby's will offer for sale 18th Century Furniture and Works of Art, Old Master and Impressionist/Modern Paintings, Silver and Vertu from The Franco Cesari Collection. This sale is estimated to bring 'E'7/'E'10 million and is the first sale at Sotheby's Paris to include Impressionist and Modern Art. Highlights of the collection include works by Gustave Caillebotte and Camille Pissarro.

About Sotheby's Holdings, Inc.

Sotheby's Holdings, Inc. is the parent company of Sotheby's worldwide auction businesses and art-related financing activities. The Company operates in 34 countries, with principal salesrooms located in New York and London. The Company also regularly conducts auctions in 13 other salesrooms around the world, including Australia, Hong Kong, France, Italy, the Netherlands, Switzerland and Singapore. Sotheby's Holdings, Inc. is listed on the New York Stock Exchange and the London Stock Exchange.

Forward-looking Statements

This release contains certain "forward-looking statements" (as such term is defined in the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which the Company believes could cause the actual results to differ materially from the predicted results in the "forward-looking statements" include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the amount of quality property being consigned to art auction houses and the marketability at auction of such property.


                                      # # #

Financial Tables Follow

All Sotheby's Press Releases and SEC filings are available on our web site at www.sothebys.com
----------------

Sotheby's Holdings, Inc.'s earnings conference call will take place on Monday, May 10, 2004, at 4:45 PM EST. Domestic callers should dial: 800-218-8862 and international callers should dial: 303-262-2140. The call reservation number is 578352.

To listen to the conference call via web cast, please go to www.actioncast.acttel.com and enter the passcode 22461 when prompted. You will need Windows Media Player or Real Player to access the call. Please download either of these programs before the call begins at 4:45 PM on May 10th. The web cast will be available for replay for two weeks after the call.

                                                                      APPENDIX A

                            SOTHEBY'S HOLDINGS, INC.
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)
                 (Thousands of dollars, except per share data)

                                                                                             Three Months Ended
                                                                                      ---------------------------------
                                                                                      March 31,             March 31,
                                                                                         2004                  2003
                                                                                         ----                  ----
Revenues:
  Auction and related revenues                                                             $59,102               $38,133
  License fee revenue                                                                       45,000                    --
  Other revenues                                                                             2,330                 3,059
                                                                                    ---------------       ---------------
    Total revenues                                                                         106,432                41,192
                                                                                    ---------------       ---------------

Expenses:
  Direct costs of services                                                                   7,194                 6,727
  Salaries and related costs                                                                39,239                33,533
  General and administrative expenses                                                       25,525                21,691
  Depreciation and amortization expense                                                      5,906                 6,261
  Retention costs                                                                              285                 3,479
  Net restructuring charges                                                                    119                 5,791
  Special charges                                                                              512                   783
                                                                                    ---------------       ---------------
    Total expenses                                                                          78,780                78,265
                                                                                    ---------------       ---------------

Operating income (loss)                                                                     27,652               (37,073)

Interest income                                                                                570                   573
Interest expense                                                                            (8,410)               (7,137)
Other income                                                                                   689                   436
                                                                                    ---------------       ---------------

Income (loss) from continuing operations before taxes                                       20,501               (43,201)
Income tax expense (benefit)                                                                 6,970               (15,552)
                                                                                    ---------------       ---------------
Income (loss) from continuing operations                                                    13,531               (27,649)
                                                                                    ---------------       ---------------

Discontinued operations (Note 3):
  Income from discontinued operations before taxes                                          36,650                    45
  Income tax expense                                                                        13,461                    16
                                                                                    ---------------       ---------------
Income from discontinued operations                                                         23,189                    29
                                                                                    ---------------       ---------------
Net income (loss)                                                                          $36,720              ($27,620)
                                                                                    ===============       ===============
Basic Earnings (loss) per share:
  Earnings (loss) from continuing operations                                                 $0.22                ($0.45)
  Earnings from discontinued operations                                                       0.38                  0.00
                                                                                    ---------------       ---------------
Basic Earnings (loss) per share                                                              $0.60                ($0.45)
                                                                                    ===============       ===============
Diluted Earnings (loss) per share:
  Earnings (loss) from continuing operations                                                 $0.22                ($0.45)
  Earnings from discontinued operations                                                       0.37                  0.00
                                                                                    ---------------       ---------------
Diluted Earnings (loss) per share                                                            $0.59                ($0.45)
                                                                                    ===============       ===============
Weighted average shares outstanding (in millions):
  Basic                                                                                       61.6                  61.5
  Diluted                                                                                     62.1                  61.5

                                                                      APPENDIX B

                               SOTHEBY'S HOLDINGS, INC.
                           GAAP TO NON-GAAP RECONCILIATIONS

GAAP and non-GAAP Financial Measures:

GAAP refers to generally accepted accounting principles in the United States of America. In this release, financial measures are presented in accordance with GAAP and also on a non-GAAP basis. All references in this release denoted by * are to "adjusted" non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures enable management and investors to evaluate, and compare from period to period, the Company's results from operations in a more meaningful and consistent manner. A reconciliation of GAAP to non-GAAP financial measures is included below:

                                                                                            Quarter Ended March 31,
                                                                                      --------------------------------
                                                                                            2004              2003
                                                                                      ---------------     ------------
                                                                                            (Thousands of dollars
                                                                                            except per share data)
----------------------------------------------------------------------------------------------------------------------
GAAP Net Income (Loss) from Continuing Operations                                            $13,531           ($27,649)

Adjustments, net of tax effects (a):
  Retention costs (b)                                                                            188              2,227
  Net restructuring charges (c)                                                                   79              3,706
  Special charges (d)                                                                            338                501
                                                                                          -----------         -----------
Adjusted Net Income (Loss) from Continuing Operations                                        $14,136           ($21,215)
                                                                                          ===========         ===========
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
GAAP Earnings (Loss) Per Share from Continuing Operations                                      $0.22             ($0.45)

Adjustments, net of tax effects (a):
  Retention costs (b)                                                                           0.00               0.04
  Net restructuring charges (c)                                                                 0.00               0.06
  Special charges (d)                                                                           0.01               0.01
                                                                                         -----------         -----------
Adjusted Earnings (Loss) Per Share from Continuing Operations                                  $0.23             ($0.34)
                                                                                         ===========         ===========
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
GAAP Net Income (Loss) from Continuing Operations                                            $13,531           ($27,649)

Adjustments, net of tax effects (a):
  License fee revenue                                                                        (29,700)               -
  License fee expenses                                                                         1,350                -
                                                                                          -----------         -----------

Adjusted Net Loss from Continuing Operations                                                ($14,819)          ($27,649)
                                                                                          ===========         ===========
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
GAAP Earnings (Loss) Per Share from Continuing Operations                                      $0.22             ($0.45)

Adjustments, net of tax effects (a):
  License fee revenue                                                                          (0.48)              0.00
  License fee expenses                                                                          0.02               0.00
                                                                                          -----------         -----------
Adjusted Loss Per Share from Continuing Operations                                            ($0.24)            ($0.45)
                                                                                          ===========         ===========
------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------
GAAP Net Income (Loss) from Continuing Operations                                            $13,531           ($27,649)

Adjustments, net of tax effects (a):
  License fee revenue                                                                        (29,700)               -
  License fee expenses                                                                         1,350                -
  Retention costs (b)                                                                            188              2,227
  Net restructuring charges (c)                                                                   79              3,706
  Special charges (d)                                                                            338                501
                                                                                          -----------         -----------
Adjusted Net Loss from Continuing Operations                                                ($14,214)          ($21,215)
                                                                                          ===========         ===========
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
GAAP Earnings (Loss) Per Share from Continuing Operations                                      $0.22             ($0.45)

Adjustments, net of tax effects (a):
  License fee revenue                                                                          (0.48)              0.00
  License fee expenses                                                                          0.02               0.00
  Retention costs (b)                                                                           0.00               0.04
  Net restructuring charges (c)                                                                 0.00               0.06
  Special charges (d)                                                                           0.01               0.01
                                                                                          -----------         -----------
Adjusted Loss Per Share from Continuing Operations                                            ($0.23)            ($0.34)
                                                                                          ===========         ===========
------------------------------------------------------------------------------------------------------------------------

 (a) The effective tax expense/benefit rate for continuing operations was 34% and 36% for the quarters ended March 31, 2004 and 2003, respectively

 (b)  Consists of costs related to the Company's employee retention programs.

 (c)  Consists of net charges related to the Company's restructuring plans.

 (d) Consists of net charges related to the investigation by the Antitrust Division of the United States Department of Justice, other governmental investigations and the related civil antitrust litigation.